===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               February 9, 1994

                           CLIFFS DRILLING COMPANY
            (Exact name of registrant as specified in its charter)

         DELAWARE                     0-16703                  76-0248934
(State or other jurisdiction      (Commission File          (I.R.S. Employer
     of incorporation)                 Number)           Identification Number)

   300 CITICORP CENTER                                            77002
       HOUSTON, TX                                              (Zip Code)
  (Address of principal
    executive offices)

                                (713) 651-9426
             (Registrant's telephone number, including area code)


================================================================================

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CLIFFS DRILLING COMPANY
                                      -------------------------------
                                                (Registrant)


                                      /s/ Cindy B. Taylor
                                      -------------------------------
                                  By: Cindy B. Taylor
                                      Corporate Controller

Date: February 14, 1994

                                                                     EXHIBIT I

{Cliffs Drilling Company Letterhead}

                                            NEWS RELEASE
                                            ----------------------------------

                                            DATE: February 9, 1994

                                            CONTACT: EDWARD A. GUTHRIE
                                                     VICE PRESIDENT - FINANCE

                                            PHONE:   (713) 651-9426

- ------------------------------------------------------------------------------

        Houston, Texas, (February 8, 1994) -- Cliffs Drilling Company (NASDAQ:CLDR) today announced that a judgment has been entered in the U.S. District Court for the Southern District of Texas - Houston Division following a trial of the issues in a dispute between the Company and Diamond M - Odeco Offshore, Inc. regarding the condition at redelivery of three offshore drilling rigs chartered to the Company for two years in conjunction with a sale in 1989 of those rigs by the Company to Diamond M. The judgment awards Diamond M $1.7 million, plus court costs. The total damages due Diamond M of $3.5 million are offset by a partial summary judgment previously rendered in favor of Cliffs Drilling in the amount of $1.8 million relating to notes due the Company from Diamond M. The Company is reviewing the judgment to determine whether or not an appeal or other action should be taken. If the judgment is satisfied by the Company at this time, it would negatively impact earnings in 1993 by approximately $3.5 million or $0.78 per share.

        Cliffs Drilling Company is an international oil service and engineering company engaged in providing engineering services, contract drilling equipment and mobile offshore production units in the Texas/Louisiana Gulf Coast Region and internationally.

                              *   *   *   *   *